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EXHIBIT 23.8

CONSENT OF C. K. COOPER & COMPANY, INC.

    We hereby consent to the inclusion and use of our fairness opinion letter, dated January 19, 2001, to the Board of Directors of Pontotoc Production, Inc. ("Pontotoc") which forms part of Amendment No. 4 to the registration statement on Form S-4 of Ascent Energy Inc. ("Ascent") relating to the proposed business combination involving Pontotoc, Ascent and Pontotoc Acquisition Corp., and the disclosures relating to such fairness opinion.

/s/ JENNIFER ANGEL C. K. COOPER & COMPANY, INC.

Irvine, California
June 28, 2001

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  EXHIBIT 23.8
CONSENT OF C. K. COOPER & COMPANY, INC.